                                                                    EXHIBIT 2.10

                            MICRO FOCUS INCORPORATED
                              INDEMNITY AGREEMENT


         This Indemnity Agreement (this "Agreement") is entered into as of ________ ___, 1997 between Micro Focus Incorporated, a California corporation (the "Company"), and ______ ______________ ("Indemnitee").

         WHEREAS, the Company is a wholly-owned subsidiary of Micro Focus Group plc, a corporation organized under the laws of England and Wales ("Parent"), and Indemnitee is a director, officer and/or other agent of Parent and/or the Company;

         WHEREAS, the Company and Parent are aware that competent and experienced persons are increasingly reluctant to serve as agents of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such agents;

         WHEREAS, based upon their experience as business managers, the Board of Directors of each of Parent and the Company have concluded that, to retain and attract talented and experienced individuals to serve as agents of the Company, Parent and/or their subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company, Parent and/or their subsidiaries, it is necessary for Parent and the Company to contractually indemnify such agents, and to assume for themselves maximum liability for expenses and damages in connection with claims against such agents in connection with their service to Parent and/or the Company. Parent has entered into separate indemnification agreements with agents of Parent and the Company and by this Agreement the Company seeks to provide similar contractual protection for certain agents of the Company, and the Board of Directors of the Company (the "Board") has determined that adequate consideration and direct and indirect benefit to the Company exists for the indemnification obligations created hereby;

         WHEREAS, the Company desires to provide for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law, subject to the limited exceptions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the above premises and the promises set forth herein, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement, the capitalized terms listed below shall have the meanings ascribed to them as follows:

                 1.1      Board.  The Board of Directors of the Company.

                 1.2 Expenses. Any expense, liability, or loss, including attorneys' fees, judgments, fines, excise taxes and penalties assessed with respect to an employee benefit plan,
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amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing for any of the foregoing, in any Proceeding relating to any Indemnifiable Event.

                 1.3 Indemnifiable Event. Any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee:

                          (a)     is or was a director, officer or other agent
of the Company, Parent or a subsidiary; or

                          (b)     while a director, officer or other agent of
the Company, Parent or a subsidiary, is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise; or

                          (c)     was a director, officer or other agent of a
foreign or domestic corporation that was a predecessor corporation of the Company, Parent or a subsidiary or was a director, officer, employee, trustee, agent, or fiduciary of another enterprise at the request of such predecessor corporation; and

related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity while serving as described in clauses (a) through (c) above.

                 1.4 Proceeding. Any threatened, pending or completed action, suit or proceeding, or any inquiry, hearing or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise.

                 1.5 Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries, or by one or more of the Company's subsidiaries.

         2. Directors' and Officers' Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company, Parent or a subsidiary to obtain and a policy or policies of directors' and officers' liability insurance ("D&O Insurance") with reputable insurance companies providing Indemnitee with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded other similarly situated agents. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage





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provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by Parent or a subsidiary.

           3. Agreement to Indemnify. In the event Indemnitee was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Proceeding by reason of (or arising in part out of) and Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The rights to receive indemnification and the advancement of Expenses under this Agreement are not exclusive of any other rights which Indemnitee may be entitled or subsequently entitled under any statute, the Company's Articles of Incorporation or Bylaws, by vote of the shareholders or the Board, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) or the Company's Articles of Incorporation or Bylaws permits greater indemnification than is currently provided for an Indemnifiable Event, Indemnitee shall be entitled to such greater indemnification under this Agreement.

                   3.1 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

                   3.2 Contribution. If the Indemnitee is not entitled to the indemnification provided in this Agreement for any reason, then in respect of any threatened, pending or completed Proceedings in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceedings), the Company shall contribute to the amount of Expenses payable by the Indemnitee in such proportion as is appropriate to reflect: (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose; (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the Indemnifiable Events which resulted in such Expenses; and
(iii) any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

                   3.3 Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits (within the meaning of Section 317(d) of the California Corporations Code) in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith; provided, however, that the Company shall not be obligated to indemnify Indemnitee for Expenses to the extent such have been paid directly to Indemnitee by D&O Insurance or by Parent or any subsidiary pursuant





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to any indemnification agreement, any provision of any such entity's charter documents, applicable law or otherwise.

         4.      Expense Advances.

                 4.1 Advance of Expenses to Indemnitee. Expenses incurred by Indemnitee in any Proceeding for which indemnification may be sought under this Agreement shall be advanced by the Company to Indemnitee within thirty
(30) days after receipt by the Company of a statement or statements from Indemnitee requesting such advance and reasonably evidencing the Expenses incurred by Indemnitee (an "Expense Advance"). If it is ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled to be indemnified by the Company, Indemnitee hereby agrees to repay any amounts advanced by the Company under this Section 4. Indemnitee agrees to execute any further agreements regarding the repayment of Expenses as the Company may reasonably request prior to receiving any such advance.

                 4.2 Exceptions. Notwithstanding Section 4.1, the Company shall not be obligated for any Expense Advance under this Section 4 for any Expenses incurred by the Indemnitee to the extent such arise from a lawsuit filed directly by the Company or Parent against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within forty-five (45) days of Indemnitee's request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the Company or Parent. If such a determination is made, Indemnitee may have such decision reviewed by another forum, in the manner set forth in Section 6.2 hereof, with all references therein to "indemnification" being deemed to refer to "advancement of expenses", and the burden of proof shall be on the Company to demonstrate that, based on the facts known at the time, Indemnitee acted in a manner set forth in the previous sentence. The Company may not avail itself of this Section 4.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company or Parent has undergone a change in control. For this purpose, a change in control shall mean a given shareholder or group of affiliated shareholders increasing their beneficial ownership interest in the Company by at least 20 percentage points without advance approval of the Board of Directors of such company.

                 4.3 Amounts Otherwise Covered. Notwithstanding the foregoing, the Company shall not be obligated to advance any Expenses to Indemnitee to the extent such have been advanced by Parent pursuant to any indemnification agreement, any provision of Parent's charter documents, applicable law or otherwise.

         5.      Notification and Defense of Proceeding.

                 5.1 Notice of Claim. Indemnitee shall give written notice to the Company promptly after Indemnitee has actual knowledge of any Proceeding as to which indemnification may be sought under this Agreement. The failure of Indemnitee to give notice, as provided in this Section 5.1, shall not relieve the Company of its obligations to provide indemnification under this Agreement; however, the amounts to which Indemnitee may be indemnified shall be reduced to the extent that the Company has been prejudiced by such failure to give notice.





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
                 5.2 Notice to Insurer. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 5.1 hereof, the Company has D&O Insurance in effect with respect to Indemnitee, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

                 5.3 Defense. With respect to any Proceeding, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so desires, the Company may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. However, the Company shall not be entitled to assume the defense of any Proceeding: (i) brought by the Company or Parent; or (ii) as to which Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company or Parent in the defense of the Proceeding and Indemnitee does in fact assume and conduct the defense.

                          5.3.1  If the Company assumes the defense, Indemnitee
shall furnish such information regarding Indemnitee or the Proceeding in question, as the Company may reasonably request and as may be required in connection with the defense or settlement of such Proceeding and shall fully cooperate with the Company in every other respect. Except as provided in
Section 5.3 below, if the Company assumes the defense of the Proceeding, the Company shall take all necessary steps in good faith to defend, settle or otherwise dispose of the Proceeding.

                          5.3.2  In the event the Company shall be obligated to
indemnify the Indemnitee with respect to any Proceeding, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee through the engagement of separate counsel with respect to the same Proceeding; provided, however, that: (a) Indemnitee shall have the right to employ his own counsel in any such Proceeding at Indemnitee's expense; and
(b) Indemnitee shall have the right to employ his own counsel in connection with any such Proceeding, at the expense of the Company, if (i) the employment of such counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably determined that there may be a conflict of interest between Indemnitee and the Company or Parent in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding.





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         6.      Determination of Right to Indemnification.

                 6.1      Indemnification Unless Ineligible.  In the event that
Section 3.3 is inapplicable, or does not apply to the entire Proceeding, the Company shall nonetheless indemnify Indemnitee unless the Company shall prove to a forum listed in Section 6.2 below that Indemnitee has not met the applicable standard of conduct required to entitle Indemnitee to indemnification or is not otherwise entitled to indemnification hereunder.

                 6.2 Forum. The forum in which the validity of the Company's claim under Section 6.1 hereof that Indemnitee is not entitled to indemnification will be heard shall be selected from among the following, with the actual forum to be chosen by the mutual agreement of the Company and
Indemnitee:

                          (a)     A quorum of the Board of Directors of the
Company or of Parent consisting of directors who are not parties to the proceeding for which indemnification is being sought;

                          (b)     The shareholders of Parent;

                          (c)     Legal counsel selected by Indemnitee, and
reasonably approved by the Board, which counsel shall make such determination in a written opinion;

                          (d)     A panel of three arbitrators, one of whom is
selected by the Company, another of whom is selected by Indemnitee, and the last of whom is selected by the first two arbitrators so selected; or

                          (e)     Any court in the State of California having
jurisdiction of subject matter and the parties (a "California Court").

         In the event that the Company and Indemnitee do not reach agreement on a forum from the above list within thirty (30) days after the Company notifies Indemnitee that it does not believe that Indemnitee has met the applicable standard of conduct required to entitled Indemnitee to indemnification, then the forum shall be a California Court selected by the quorum of directors specified in Section 6.2 (a) above, after consulting with counsel for the Company.

                 6.3 Claim by Company. As soon as practicable, and in no event later than sixty (60) days after the Company notifies Indemnitee that it does not believe that Indemnitee has met the applicable standard of conduct required to entitle Indemnitee to indemnification, the Company shall, at its own expense, submit to the forum selected in accordance with Section 6.2 hereof its claim that Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith to assure Indemnitee a complete opportunity to defend against such claim.

                 6.4 Defenses; Burden of Proof. It shall be a defense to any action brought by Indemnitee or the Company concerning enforceability of this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination as to whether Indemnitee is entitled





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to be indemnified hereunder, the burden of proof shall be on the Company to prove by clear and convincing evidence that Indemnitee is not entitled to be indemnified hereunder.

                 6.5 Presumptions. Neither the failure of the Company (including its Board or Parent's shareholders) to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board or Parent's shareholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

                 6.6      Appeals.  If the forum selected in accordance with
Section 6.2 hereof is not a court, then after the final decision of such forum is rendered, the Company or Indemnitee shall have the right to apply to a California Court, the court in which the proceeding giving rise to Indemnitee's claim for indemnification is or was pending, or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is exercised within sixty (60) days after the final decision of such forum is rendered. If the forum selected in accordance with Section 6.2 hereof is a court, then the rights of the Company or Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

                 6.7 Equitable Relief. The Company agrees that the Company's failure to make indemnification payments or Expense Advances to Indemnitee shall cause irreparable damage to Indemnitee, the exact amount of which is impossible to ascertain, and for this reason agrees that Indemnitee shall be entitled to such injunctive or other equitable relief as shall be necessary to adequately provide for payment or reasonably anticipated payments.

                 6.8 Indemnification for Expenses Incurred in Enforcing Rights. Except as set forth in Sections 4.2 and 7 or unless a court of competent jurisdiction finds that each of the material claims and/or defenses of Indemnitee in any applicable Proceeding was frivolous or not made in good faith, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within thirty (30) days after such request) advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim or action asserted against or brought by Indemnitee for indemnification of Expenses or payment of Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events. Any Expenses so paid shall be considered Expense Advances under Section 4 above.

         7. Exceptions. Subject only to Section 3.3 above and notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:





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
                 7.1 Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee in connection with any Proceeding initiated by Indemnitee unless the Company has joined in, or the Board has consented to, the initiation of such Proceeding, or the Proceeding is one to enforce rights under this Agreement, the charter documents of the Company, Parent or any of their subsidiaries, or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate;

                 7.2 Unauthorized Settlements. To indemnify Indemnitee to the extent Indemnitee settles or otherwise disposes of a Proceeding or causes the settlement or disposal of a Proceeding without the Company's express prior written consent (which shall not be unreasonably withheld), unless Indemnitee receives court approval for such settlement or other disposition where the Company had the opportunity to oppose Indemnitee's request for such court approval;

                 7.3 No Opportunity to Defend. To indemnify or advance expenses to Indemnitee with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action unless the Company's participation in such Proceeding was barred by this Agreement or the court in such Proceeding;

                 7.4 Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of Parent or the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                 7.5 Proceeding to Enforce Agreement. To indemnify or advance expenses to the Indemnitee for any expenses incurred by the Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or

                 7.6 Unlawful Indemnification. To indemnify or advance expenses for any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law or until any preconditions imposed upon, or agreed to by, the Company by or with any court or governmental agency are satisfied.

         8. Insurance; Subrogation. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any D&O Insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

         9. Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee





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may have under any provision of law, the Company's Articles of Incorporation or
Bylaws, the vote of the Parent's shareholders or disinterested directors, other agreements (including the similar agreement between Indemnitee and Parent) or otherwise, both as to action in Indemnitee's official capacity and to action in another capacity while occupying his position as an agent of the Company, and Indemnitee's rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company, Parent or any subsidiary and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

         10.    General Provisions.

                10.1 Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

                10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

                10.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

                10.4 Remedies Cumulative. The rights and remedies provided in this Agreement and by law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other right or remedy in addition to, or as an alternative to, such right or remedy.

                10.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given: (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt; (ii) if mailed by domestic certified or registered mail, return receipt requested, with postage prepaid to a third party addressee located in the same country, on the third business day after the date post-marked; or (iii) if mailed by an internationally recognized express courier with written confirmation of delivery, upon delivery to the third party addressee. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

                10.6 Headings. Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                10.7 References. Any reference in this Agreement to the indemnity provisions of the Company's Articles of Incorporation or Bylaws, the California Corporations Code or to any applicable law shall refer to such provisions as they shall be amended from time to time or to any successor provision, except that any change in the Company's Articles of Incorporation or Bylaws





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
shall only apply to the extent that such amendment permits the Company to provide broader indemnification rights to Indemnitee than currently provided.

                 10.8 Severability. Any provision of this Agreement, which is unenforceable in any jurisdiction, shall be ineffective in such jurisdiction to the extent of such unenforceability without invalidating the remaining provisions of this Agreement, and any unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 10.9 Applicable Law. The rights and obligations under this Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts between California residents made and to be performed entirely within such State.

                 10.10 Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement. Service may be made by first class mail with respect to any actions arising out of or relating to this Agreement.

                 10.11 Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances U.S. Federal or state law or applicable public policy may prohibit the Company from indemnifying or advancing expenses to its agents under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

                 10.12 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

                 10.13 Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.


            [The remainder of this page is left intentionally blank]





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         IN WITNESS WHEREOF, this Indemnity Agreement has been entered into effective as of the date first written above.

MICRO FOCUS INCORPORATED              INDEMNITEE


By:
   ---------------------------------  -------------------------------------
                                                 (Signature)

Name:                                 Name:
     -------------------------------       --------------------------------


Title:                                Address:
      ------------------------------           ----------------------------
                                               ----------------------------
                                               ----------------------------
Address: 2465 East Bayshore Road
         Palo Alto, CA  94303-3297





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